Exhibit 10.1

FORM OF

ABPRO CORPORATION

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 22 day of December, 2017, by and among Abpro Corporation (f/k/a IE Lab, Inc.), a Delaware corporation (the “Company”), certain existing stockholders of the Company listed on Exhibit A hereto (each, an “Investor” and together the “Investors”) and any additional purchaser who purchases shares of Series D Preferred Stock after the date hereof and becomes a party to this Agreement in accordance with Section 5.1 hereof. Together, the Investors (including any party that becomes an “Investor” under this Agreement in accordance with Section 5.1 hereof) are referred to herein as the “Investors,” and each individually as an “Investor.” Capitalized terms not otherwise defined herein have the meaning given them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of March 31, 2017, as amended (the “Prior Agreement”); and

WHEREAS, the Company and the Investors desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the undersigned Investors represent at least the requisite minimum to so amend and restate the Prior Agreement and to cause that this Agreement shall, upon due execution hereof by all parties hereto, be effective for all purposes and shall supersede in all respects the Prior Agreement.

NOW, THEREFORE, the parties hereto do hereby amend and restate the Prior Agreement in its entirety as follows:

Section 1 Definitions As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Common Stock” means the common stock of the Company, $0.001 par value per share.

(c) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Preferred Stock.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Founders” shall mean Eugene Chan, Ian Chan, and Upmarket Group Limited, a British Virgin Islands corporation.

(f) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act and listed on an internationally recognized stock exchange that results in net proceeds to the Company of at least US$30 million.

(j) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(k) “Preferred Designees” shall have the meaning set forth in the ROFR Agreement.

(l) “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock.

(m) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above that have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with the terms of this Agreement.

(n) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(o) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(p) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(q) “ROFR Agreement” shall mean the Third Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement of even date herewith, among the Company, the Investors and the Founders, as may be amended from time to time:

(r) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(s) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be prom gated by the Commission.

(t) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(u) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(v) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

(w) “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock, $0.001 par value per share.

(x) “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock, $0.001 par value per share.

(y) “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock, $0.001 par value per share.

(z) “Series D Preferred Stock” shall mean the shares of Series D Preferred Stock, $0.001 par value per share.

(aa) “Significant Holder” shall mean an Investor who holds at least 8,000 shares of Series A Preferred Stock, 260,000 shares of Series B Preferred Stock, 95,000 shares of Series C Preferred Stock, or 92,592 shares of Series D Preferred Stock (each as adjusted for stock splits, stock dividends and the like).

Section 2 Registration Rights

2.1 Demand Registration.

(a) Request by Holders. If the Company shall receive at any time after the earlier of (i) three (3) years from the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), or the subsequent date on which all market stand-off agreements applicable to the offering have terminated, a written request from the Holders of at least 50% of the Registrable Securities then outstanding (“Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of fifty percent (50%) of the Registrable Securities then outstanding or such lesser amount as would have an anticipated aggregate public offering price (after deduction for underwriter’s discounts and expenses related to the issuance) of not less than $25,000,000 and a per-share offering price of not less than $20.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Demand Notice”) to all Holders and, as use commercially reasonable efforts to file as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of this Section 2.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to Section 2(a) and the Company shall include such information in the Demand Notice. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The underwriters will be selected by the Initiating Holders. Any Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the Holders on a pro rata basis according to the number of Registrable Securities held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c) Exceptions to Registration Obligations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section2.1: (i) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii)

after the Company has effected one (1) such registration; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3; or (iv) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the Securities Exchange Commission, unless the Initiating Holders withdraw their request for such registration.

(d) Deferral of Registration. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.1 a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days following receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(e) Other Company Shares. If the managing underwriters have not limited the Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, a registration on any registration form that does not permit secondary sales, or a registration for its Initial Public Offering, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any either provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, and (iii) third, to any stockholders of the Company (other than a Holder) based on the pro rata percentage of capital stock held by such stockholders.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded hall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will: (i) promptly give written notice of the proposed registration to all other Holders; and (ii) as soon as practicable, file and use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) Prior to one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all the market stand-off agreements applicable to the offering have terminated);

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting-such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(iv) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; or registration in such period.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.3(b)(iii) above) the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the initial request of a Holder, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in’ the written notice given pursuant to Section 2.3(a). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.3, the Holders requesting such registration shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority in interest of the Initiating Holders.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered). All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered, provided, however, that the Company shall pay the reasonable expenses of a single legal counsel to the Holders in an amount not to exceed $15,000 per registration.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period of ending on the earlier of the date which is ninety (90) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the gross proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under is Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b), and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation, (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of. or shares the same management company with, such Holder, or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on is records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into my hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 271l(f)(4) or NYSE Rule 472(l)(4), or any successor provisions or amendments thereto). The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The legends set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.9.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 5,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the ROFR Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) three (3) years after the closing of the Company’s Initial Public Offering.

Section 3 Information Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Significant Holder who holds Preferred Stock and/or Conversion Stock:

(i) Not more than ninety (90) calendar days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company for such year certified by the chief executive officer or chief financial officer of the Company, and for the first, second and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company as of the end of each such quarterly period, unaudited consolidated statements of income and cash flows of the Company for such period and a current capitalization table of the Company showing the number of outstanding shares of Capital Stock certified by the chief executive officer or chief financial officer of the Company.

(iii) At least thirty (30) calendar days prior to the beginning of each fiscal year a detailed business plan for the upcoming fiscal year that includes a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year.

(b) Inspection Rights. Each Significant Holder (who is not a competitor of the Company) shall have the right to visit and inspect any of the properties of the Company, and to discuss the affairs, finances and accounts of the Company, at such Significant Holder’s expense, with its officers, and to review such information as is reasonably requested all during normal business hours. The Company shall not be obligated under this Section 3.l(b) to provide access to any information that the Company reasonably considers to be a trade secret or similar confidential information. Investors agree to keep, and to use the same degree of care as such Investors use to protect their own confidential information to keep, confidential and not misuse any Company information that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain) that is obtained by an Investor.

3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally.

3.3 Board Matters. Unless otherwise agreed to by a majority of the Board of Directors of the Company, the Company shall hold Board meetings at least once every quarter. The Preferred Designees shall be given the option to serve on any committee of the Board of Directors, whether now or in the future existing.

3.4 Directors’ Liability and Indemnification. The Company’s Amended and Restated Certificate of Incorporation and the Company’s bylaws, each as may be amended from time to time, shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. The Company agrees to use commercially reasonable efforts to ensure that any successor to the Company have substantially similar obligations to the foregoing.

3.5 Key Person Insurance. The Company shall maintain term life insurance on the lives of the Founders in amounts and on terms reasonably acceptable to the Board of Directors. Such policies shall be owned by the Company and all benefits thereunder shill be payable to the Company.

3.6 Option Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents granted or issued on or after the date of this Agreement to employees shall be subject to vesting as follows: twenty-five percent (25%) of such stock shall vest at the end of the one (1) year anniversary following such person’s full-time services commencement date with the Company and one-thirty sixth (1/36) of the remaining unvested portion shall vest each month thereafter until the four (4) year anniversary of such person’s full-time service commencement date; provided that the optionee remains a full-time service provider as of the end of each such vesting period.

3.7 Confidential Information and Invention Assignment Agreement. The Company shall require all of its key employees to execute and deliver a Confidentiality and Assignment of Inventions Agreement in a form approved by the Board of Directors (including the Preferred Designees).

3.8 Required Board Approvals. The Company will not, whether by amendment to its Amended and Restated Certificate of Incorporation, merger, consolidation or otherwise, and whether directly or indirectly by or through any subsidiary, take or authorize the taking of the following actions without the approval of the Board of Directors, including the affirmative vote of the Preferred Designees:

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity, unless it is wholly or majority owned by the Company;

(b) make any loan or advance to a related party, including any employee, officer or director of the Company or of any subsidiary of the Company, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee any indebtedness, except for trade accounts of the Company, for any subsidiary or otherwise arising in the ordinary course of business;

(d) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity date in excess of two years;

(e) enter into or be a party to any transaction with any director, officer or employee of the Company or any subsidiary of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, except transactions made in the ordinary course of business, and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(f) involuntarily terminate the employment or Board services of Eugene Chan, Ian Chan or Wai kwan Benjamin Ha;

(g) sell, license, transfer, exchange or dispose of any existing or future intellectual property of the Company or any subsidiary of the Company, except in the ordinary course of business; or

(h) change the principal business of the Company unless it is within the biotechnology industry (reagents, devices, diagnostics, therapeutics, etc.).

3.9 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the earlier of the closing of the Company’s Initial Public Offering or a Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation).

Section 4 Right of First Refusal

4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Significant Holder, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) that the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, held by all of the Significant Holders).

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) shares of Common Stock issued upon conversion of any shares of Preferred Stock;

(ii) up to 2,250,000 shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors (including the Preferred Designees), or upon exercise of options or convertible securities granted to such parties pursuant to any such plan or arrangement;

(iii) shares of Common Stock issued upon the exercise or conversion of any options or convertible securities;

(iv) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to the Company’s Amended and Restated Certificate of Incorporation;

(v) shares of Common Stock issued in a registered public offering under the Securities Act;

(vi) securities or options issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction, provided, that the value of such securities or Options does not to exceed, in each case, 10% of the value of such transaction; and

(vii) any warrants or other convertible securities issued to the holders of Preferred Stock pursuant to those certain Series D Subscription Agreement.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Significant Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased.

(c) In the event the Significant Holders fail to exercise fully the right of first refusal within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b)). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to the first to occur of (x) the Company’s Initial Public Offering or (y) a Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation).

Section 5 Miscellaneous

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Holders purchasing shares of Preferred Stock after the date of this Agreement may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor differently from other Investors, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities (excluding any of such shares that have been; sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, other than Golden Billion Limited or Healthcare Industry (Cayman) A Co., Limited., at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to Golden Billion Limited, one copy shall be sent via DHL/Fedex to Golden Billion Limited, Unit 1001, Fourseas Building, 208-212 Natrhan Road, Jordon, Kowloon, Hong Kong, Attn: Ms. Diana Chui, with deemed receipt within 5 business days from posting;

(c) if to Healthcare Industry (Cayman) A Co., Limited., one copy shall be sent via DHL/Fedex to c/o Shanghai Good Health Capital Management Co., Ltd,___100 Zunyi Road, Building A, Suite 1813, Shanghai 200051, PRC , with deemed receipt within 5 business days from posting;

(d) if to any Holder, at such address, facsimile number or electronic mail address as s own in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(e) if to the Company, one copy should be sent to Abpro Corporation, 65 Cummings Park, Woburn Massachusetts, 01801, Attn: Ian Chan, Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to Morse, Barnes-Brown & Pendleton, PC, 230 Third Avenue, Waltham, Massachusetts 02451, Attn: Joseph C. Marrow, Esq.

Each such notice or other communication, other than notices or communications to Golden Billion Limited or Healthcare Industry (Cayman) A Co., Limited. which shall be delivered in accordance with Section 5.2(b) above, shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties

5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of y party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Arbitration

Regarding any dispute arising hereunder, the parties hereto shall first attempt in good faith to resolve such dispute among the applicable parties. If such attempt fails, then any dispute between or among the parties to this Agreement relating to or in respect of this Agreement, its negotiation, execution performance, subject matter, or any course of conduct or dealing or actions under or in respect of this Agreement, shall be submitted to, and resolved exclusively pursuant to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) or the Judicial Arbitration and Mediation Services, Inc. (“JAMS”). Such arbitration shall take place at the Singapore International Arbitration Center, with one mutually acceptable arbitrator presiding at such arbitration proceeding, and shall be subject to the substantive law of the State of Delaware. Decisions pursuant to such arbitration shall be final, conclusive and binding on the parties. Upon the conclusion of arbitration, the parties may apply to any state court of the State of Delaware, the United States District Courts in the State of Delaware, any state court of the Commonwealth of Massachusetts or the United States District Courts in the District of Massachusetts to enforce the decision pursuant to such arbitration. ACCORDINGLY, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT, IF ANY, TO A JURY TRIAL IN RESPECT OFSUCH DISPUTE.

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability’ company; partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon the earliest of (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all substantially all of the assets of the Company or (c) an Initial Public Offering; provided, however, the rights and obligations set forth in Section 2 shall continue for three (3) years after the closing of the Company’s Initial Public Offering in accordance with Section 2.14.

5.14 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Amended and Restated Certificate of Incorporation or its Bylaws, the terms of the Company’s Amended and Restated Certificate of Incorporation or its Bylaws, as the case may be, will control.

5.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.16 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement effective as or the day and year first above written.

COMPANY:

Abpro Corporation

Name: Ian Chan
Title: CEO

(Signature Page to Third Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement effective as or the day and year first above written.

INVESTORS:

Series A Preferred Stock

Golden Billion Limited

By:
Name:
Title:

Chick Reeder

Dragon Wealth International

By:
Name:
Title:

Leland Gershell

WS Investment Company, LLC

By:
Name:
Title:

Peter Coppa

Obinna Onyeagoro

(Signature Page to Third Amended and Restated Investors’ Rights Agreement)

Series B Preferred Stock

Agathis Capital L.P.

By:
Name:
Title:

Ingalls & Snyder, LLC

By:
Name:
Title:

Series C Preferred Stock

Essex Bio

By:
Name:
Title:

Apex Partners

By:
Name:
Title:

AngelVest Fund LP

By:
Name:
Title:

Amity Capital Global LP

By:
Name:
Title:

Ngiam Mia Hai Bernard

Ngiam Mia Hong Alfred

Ngiam Hian Leng Malcolm

Ngiam Hian Yong Jeffrey

Series D Preferred Stock

Healthcare Industry (Cayman) A
Co., Limited

By:
Name:
Title:

Palevon Investment Limited

By:
Name:
Title:

Ally Smart Limited

By:
Name:
Title:

(Signature Page to Third Amended and Restated Investors’ Rights Agreement)

EXHIBIT A

INVESTORS

Series A Preferred Stock – Name and Address

Golden Billion Limited

[Address]

Chick Reeder

[Address]

Dragon Wealth International

[Address]

Leland Gershell

[Address]

WS Investment Company, LLC Attn: James Terranova

[Address]

Peter Coppa

[Address]

Obinna Onyeagoro

[Address]

Series B Preferred Stock – Name and Address

Agathis Capital L.P.

Ingalls & Snyder, LLC

Series C Preferred Stock – Name and Address

Essex Bio-Investment Limited

[Address]

Ngiam Mia Hong Alfred

20 Yarwood Avenue

Singapore 587992

Ngiam Hian Leng Malcolm

[Address]

Ngiam Mia Hai Bernard

[Address]

Ngiam Hian Yong Jeffrey

[Address]

AngelVest Fund LP

[Address]

Apex Partners II, Ltd.

[Address]

Series D Preferred Stock – Name and Address

Healthcare Industry (Cayman) A Co., Limited

[Address]

Palevon Investment Limited

[Address]

Ally Smart Limited

[Address]